SUBORDINATED NOTES OFFERING PRESENTATION SEPTEMBER 2022 Pathward Financial, Inc. (Nasdaq: CASH) 1

LEGAL DISCLAIMER 2 This Confidential Subordinated Note Investor Presentation (this “Confidential Investor Presentation”) is confidential and does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Pathward Financial, Inc. or any of its affiliates or subsidiaries (collectively, the “Company”, ”we”, or “us”). The information in this Confidential Investor Presentation may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. The Company reserves the right to request the return of this Confidential Investor Presentation at any time. This Confidential Investor Presentation is for informational purposes only and is being furnished on a confidential basis to a limited number of institutional accredited investors and qualified institutional buyers for use only in connection with the private placement (the “Placement”) of securities (the “Securities”) of the Company. Any offering of subordinated notes may be made only by a purchase agreement and the information contained herein will be superseded in its entirety by such purchase agreement. This Confidential Investor Presentation does not contain all the information you should consider before investing in securities of the Company and should not be construed as investment, legal, regulatory or tax advice. Each potential investor should review the purchase agreement, make such investigations as it deems necessary to arrive at an independent evaluation of an investment in the securities mentioned in this Confidential Investor Presentation and should consult its own legal counsel and financial, accounting, regulatory and tax advisors to determine the consequences of such an investment prior to making an investment decision and should not rely on any information set forth in this Confidential Investor Presentation. The Securities referenced in this Confidential Investor Presentation have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold absent registration or an exemption from registration under applicable law. Such Securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”), any state securities commission or any regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of any proposed offering of these Securities or the accuracy or adequacy of this Confidential Investor Presentation. Any representation to the contrary is a criminal offense. The information contained herein does not constitute an offer to sell or a solicitation of an offer to purchase the Securities described herein nor shall there be any sale of such Securities in any state or jurisdiction in which such an offer or solicitation is not permitted or would be unlawful. Each investor must comply with all legal requirements in each jurisdiction in which it purchases, offers or sells the Securities, and must obtain any consent, approval or permission required by it in connection with the Securities or the Placement. The Company does not make any representation or warranty regarding, and has no responsibility for, the legality of an investment in the Securities under any investment, securities or similar laws applicable to such investor. Certain of the information contained in this Confidential Investor Presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. Securities of the Company are not deposits insured by the Federal Deposit Insurance Corporation or any other agencies. Except where information is provided as of a specified date, this Confidential Investor Presentation speaks as of the date hereof. The delivery of this Confidential Investor Presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Confidential Investor Presentation, and the Company undertakes no duty, and specifically disclaims any duty to update such information. Neither the Company nor the placement agent is making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom. Pathward Financial, Inc. (Nasdaq: CASH)

FORWARD LOOKING STATEMENTS 3 This Confidential Investor Presentation and any accompanying oral presentation may contain “forward-looking statements” which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results; the impact of measures expected to increase efficiencies or reduce expenses; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; successfully completing our announced rebranding and our ability to achieve brand recognition for Pathward equal to or greater than currently enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; inflation, market, and monetary fluctuations; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; Pathward’s ability to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2021 and in other filings made by the Company with the SEC. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason except as required by law. Pathward Financial, Inc. (Nasdaq: CASH)

PRESENTERS 4 BRETT PHARR GLEN HERRICK Chief Executive Officer and Director • Brett Pharr is the Chief Executive Officer of Pathward Financial, Inc. • Prior to being appointed to his current role in October 2021, Brett was Co-President and Chief Operating Officer since June 2020 and Executive Vice President, Group Head of Governance, Risk and Compliance since February 2019. • Before joining the Company, Brett served as Senior Risk Director at Citizens Bank in the Consumer Division. • Brett received a Bachelor of Science in Finance from Freed-Hardeman University and an MBA from Bristol University. Pathward Financial, Inc. (Nasdaq: CASH) Executive Vice President, Chief Financial Officer • Glen Herrick is the Executive Vice President and Chief Financial Officer of Pathward Financial, Inc. • Prior to joining the Company in 2013, Glen spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including as CFO of Wells Fargo’s student loan division. • Glen holds a BS in Engineering Management from the United States Military Academy at West Point, N.Y. and a MBA from the University of South Dakota in Vermillion, S.D. He also graduated from the Stonier Graduate School of Banking.

INVESTMENT HIGHLIGHTS 5 High Quality and Diversified Earning Assets Consistent and Well-Diversified Non-Interest Income Streams Stable, Low-Cost, Long-Duration Deposit Funding Strong Capital and Liquidity Position Proven Executive Leadership and Board Pathward Financial, Inc. (Nasdaq: CASH) Disciplined Credit Culture

COMPANY OVERVIEW

Core Business Lines

- **Banking-As-A-Service**
- **Commercial Finance**

Corporate Overview

Headquarters: Sioux Falls, SD	***NASDAQGS:*** CASH
Market Cap[1]: $948M	***Branch Count:*** 1
Total Assets: $6.7B	***LTM ROAA:*** 2.10%
Tier 1 Leverage Ratio: 8.2%	***NPA/Assets:*** 0.40%

Pathward Serves as Hub of the BaaS Ecosystem



Debit/Credit Networks 20+
Fed / Settlement
Community Banks 1200+
pathward
Issuing/Acquiring/Originating Bank
ATM Sponsorship 85+ ISOs
End User Card Holder/ Consumer
Fintech / Program Manager Partners 50+
Processor Acquiring 10+
End User Merchants
Processor Issuing 20+

Regulatory/Compliance Oversight
OCC Primary Regulator

[1] Market Data is as of 9/02/2022

Pathward Financial, Inc. (Nasdaq: CASH)

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HISTORY OF PATHWARD FINANCIAL 7 Founded in 1954 as First Federal Savings Bank of the Midwest Since inception, dedicated to financial empowerment while developing our franchise and generating shareholder value Headquartered in South Dakota, offices in Arizona, Michigan, Kentucky, Tennessee, and Pennsylvania Embraces Talent Anywhere remote work environment with employees across 38 states, Washington D.C., and Canada 1993 Listed on NASDAQ under ticker symbol CASH 2015 / 2016 Entered Tax Services business by acquiring Refund Advantage, SCS, and EPS, offering expanded financial products to the Tax Preparation industry. 2020 Completed sale of Retail Bank division to divest community bank branch locations and focus on national banking operations and Banking as a Service model. 1954 Founded as a savings and loan bank based in northwest Iowa with the mission of "Take care of the people.” 2004 Hired team of Payments industry experts to start Prepaid Card Sponsorship business - now known as Banking as a Service (BaaS). 2014 Acquired AFS/IBEX, an insurance premium finance company to grow loan portfolio and generate higher earning assets. 2018 Acquired Crestmark Bancorp to increase loan production and diversify investment portfolio into higher earning assets. 2020 Converted to National Bank Charter to better align with its mission and business model. Dramatic growth in deposits from Payments division heavily invested in securities, treasuries, and bond portfolio. Branch locations in Iowa and South Dakota act as loan production offices, concentrating on Commercial Real Estate and Operating. 2020 Developed a governance structure that aligns with key ESG efforts and established a long-term ESG strategy. 2021 Announced agreement to sell Meta trademarks and began rebranding initiative (completed in 2022 as Pathward Financial). Pathward Financial, Inc. (Nasdaq: CASH)

Optimize Interest-Earning Assets Optimize Deposits Optimize Operating Efficiencies Efficiency ratio of 62.84% compared to 61.75% as of June 30, 2021.1 • Drive long-term simplification and optimization of existing business platforms. • Exiting two tax partner relationships, driving simplification and anticipated expense efficiencies over time. • Acted on expense reduction initiatives which resulted in $3.1 million in separation agreement expenses for the June 30, 2022 quarter. Total deposits fell by $178 million, or 3%, from June 30, 2021 driven by tax business seasonality and declines in deposits associated with government EIP stimulus. • Reduced wholesale deposits by 92% from June 30, 2021. • Achieved 0.12% cost of funds from all deposits and borrowings. Continued focus on growing commercial finance business lines. • Grew commercial finance loans by $361 million, or 14%, from June 30, 2021. • Cash and cash equivalents dropped by $563 million from June 30, 2021, in part driven by declining balances tied to Economic Impact Payment (EIP) stimulus prepaid cards. • Divestment from the Community Banking loans led to reduction of $304 million from June 30, 2021. THIRD QUARTER BUSINESS HIGHLIGHTS & KEY STRATEGIC INITIATIVES 8Pathward Financial, Inc. (Nasdaq: CASH) 1Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended June 30, 2022 was 67.43%. See appendix for Non-GAAP financial measures reconciliations.

SUMMARY BALANCE SHEET METRICS Total Net Loans ($B) Pathward Financial, Inc. (Nasdaq: CASH) 9 Total Deposits ($B) Total Assets ($B) Total Equity ($B) $1.6 $1.7 $2.1 $2.5 $4.0 $5.2 $5.8 $6.2 $6.1 $6.7 $6.7 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 3Q22 $0.3 $0.4 $0.5 $0.7 $0.9 $1.3 $2.9 $3.8 $3.5 $3.6 $3.7 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 3Q22 $1.4 $1.3 $1.4 $1.7 $2.4 $3.2 $4.4 $4.3 $5.0 $5.5 $5.7 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 3Q22 $0.1 $0.1 $0.2 $0.3 $0.3 $0.4 $0.7 $0.8 $0.8 $0.9 $0.7 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 3Q22 Note: Periods reflect Pathward Financial fiscal year ending September 30

COMPELLING PROFITABILITY ROATCE (%)³ Pathward Financial, Inc. (Nasdaq: CASH) 10 Efficiency Ratio (%)³ ROAA (%) Total Net Income ($M) 1.90% 1.13% 1.12% 1.55% 1.45% 1.74% 2.45% 2017 2018 2019 2020 2021 YTD22¹ 31.4% 24.0% 19.5% 25.7% 24.2% 29.8% 40.1% 2017 2018 2019 2020 2021 YTD22¹ 75% 72% 68% 64% 62% 59% 2017 2018 2019 2020 2021 YTD22 $44.9 $51.6 $97.0 $104.7 $141.7 $177.3 2017 2018 2019 2020 2021 YTD22² 1 Core metrics exclude $50 million gain on sale on trademarks, $6.3 million in rebranding expenses, and $4.1 million in separation related costs ² YTD22 is annualized ³ See appendix for Non-GAAP financial measures reconciliations. Note: Periods reflect Pathward Financial fiscal year ending September 30 ROAA inclusive of one-time items ROATCE inclusive of one-time items

NIM SUPPORTED BY CONSISTENTLY LOW COST OF FUNDS Yield, Cost and Net Interest Margin Pathward Financial, Inc. (Nasdaq: CASH) 11 Net Interest Income ($M) Average Interest Earning Assets ($B) $3.6 $4.2 $5.4 $6.3 $7.3 $6.1 2017 2018 2019 2020 2021 3Q22 $93.2 $130.5 $264.2 $259.0 $279.0 $288.6 2017 2018 2019 2020 2021 3Q22¹ 3.77% 4.65% 3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 4.02% 4.82% 3.15% 3.85% 4.45% 4.69% 4.89% 4.89% 0.23% 0.15% 0.08% 0.09% 0.09% 0.08% 0.08% 0.12% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 NIM Yield on Interest Earning Assets Cost of Funds 1 3Q22 is annualized Note: Periods reflect Pathward Financial fiscal year ending September 30 Excess cash related to influx of EIP stimulus-related deposits created NIM pressure during COVID-19 pandemic

DIVERSIFIED EARNING ASSET PORTFOLIO

($ in thousands)	At the Quarter Ended JUN 30, 2021 3Q21	JUN 30, 2022 3Q22	Y/Y Δ
COMMERCIAL FINANCE	**2,586,527**	**2,947,903**	**14%**
Term lending	920,279	1,047,764	14%
Asset-based lending	263,237	402,506	53%
Factoring	320,629	408,777	27%
Lease financing	282,940	218,789	(23)%
Insurance premium finance	417,652	481,219	15%
SBA/USDA[1]	263,709	215,510	(18)%
Other commercial finance	118,081	173,338	47%
CONSUMER LENDING	**227,756**	**259,241**	**14%**
Consumer credit programs	105,440	152,106	44%
Other consumer lending	122,316	107,135	(12)%
TAX SERVICES	**41,268**	**41,627**	**1%**
WAREHOUSE FINANCE	**335,704**	**434,748**	**30%**
COMMUNITY BANKING	**303,984**	**-**	**(100)%**
TOTAL GROSS LOANS & LEASES HFI	**3,495,239**	**3,683,519**	**5%**
TOTAL GROSS LOANS & LEASES HFS	**87,905**	**67,571**	**(23)%**
CASH & INVESTMENTS	**2,635,758**	**2,293,850**	**(13)%**
TOTAL EARNING ASSETS	**6,220,333**	**6,049,987**	**(3)%**
RENTAL EQUIPMENT, NET	**211,368**	**222,023**	**5%**

Quarterly Average Earning Asset Mix

% in charts represent % of total interest earning assets



51%
5%
3%
1%
40%
40%
8%
5%
47%
38%
5%
1%
56%
3Q21
2Q22
3Q22
Commercial Finance & Warehouse Finance
Target: >55%
Consumer
Target: <15%
Tax Services
Cash & Investments
Target: <20%
Community Bank
Target: 0%

The effects of government stimulus programs in 2020 and 2021 have had a significant impact on the Company's cash balances.

[1]Includes balances of $143.3 million in PPP loans at June 30, 2021 and $21.1 million at June 30, 2022.
Note: Periods reflect Pathward Financial fiscal year ending September 30

Pathward Financial, Inc. (Nasdaq: CASH)

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OVERVIEW OF LOAN PORTFOLIO

($ in millions)

	Business Line	Balance Sheet Category	3Q21	2Q22	3Q22	MRQ Yield
Commercial Finance	**Commercial Finance**					
	Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	71.9	61.7	59.4	
	Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	48.6	109.5	135.0	
	Paycheck Protection Program (PPP) loans	SBA/USDA	143.3	43.0	21.1	
	Renewable energy debt financing[1] (term lending only)	Term lending	231.2	273.7	212.6	
	Other	Term lending	218.3	310.0	304.1	
		TOTAL	**713.2**	**797.9**	**732.2**	**5.22%**
	Equipment Finance					
	Large ticket	Lease Financing	247.0	205.8	192.7	
		Term lending	195.9	261.4	268.1	
	Small ticket	Lease Financing	27.6	18.6	16.3	
		Term lending	274.9	265.9	263.0	
	Other	Lease Financing	8.3	11.0	9.8	
		TOTAL	**753.7**	**762.7**	**749.9**	**6.97%**
	Working Capital					
		Asset-Based Lending	263.2	382.4	402.5	
		Factoring	320.6	394.9	408.8	
		TOTAL	**583.8**	**777.3**	**811.3**	**9.93%**
	Specialty Finance					
		Insurance Premium Finance	417.7	403.7	481.2	
		Other commercial finance	118.1	173.3	173.3	
		TOTAL	**535.8**	**577.0**	**654.5**	**5.18%**
Consumer Lending	Consumer credit programs	Consumer credit programs	105.4	171.8	152.1	
	Private student loans	Other consumer finance	101.4	87.1	83.3	
	Other consumer lending	Other consumer finance	20.9	24.8	23.8	
		TOTAL	**227.7**	**283.7**	**259.2**	**6.63%**
Tax Services	Tax preparer loans	Tax Services	0.3	5.9	-	
	Refund advance loans	Tax Services	41.0	80.1	41.6	
		TOTAL	**41.3**	**86.0**	**41.6**	**0.34%**
Corporate		Warehouse Finance	335.7	441.5	434.8	
		Community Banking	304.0	-	-	
		TOTAL	**639.7**	**441.5**	**434.8**	**6.22%**
	Total Lending Portfolio (HFI)		**3,495.2**	**3,726.1**	**3,683.5**	**6.69%**

[1]Total renewable energy debt financing outstanding was $373.1 million in 3Q22. Majority of balances in term lending balance sheet category.

[1]Note: Periods reflect Pathward Financial fiscal year ending September 30

Pathward Financial, Inc. (Nasdaq: CASH)
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COMMERCIAL FINANCE INDUSTRY CONCENTRATIONS1 14 1 Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $222.0M Pathward Financial, Inc. (Nasdaq: CASH) 1Total renewable energy debt financing outstanding was $401.2 million in 2Q22. Majority of balances in term lending balance sheet category. Transportation and Warehousing Manufacturing Utilities Wholesale Trade Health Care and Social Assistance Construction Finance and Insurance Admin. and Support and Waste Management and Remediation Services Mining, Quarrying, and Oil and Gas Extraction Professional, Scientific, and Technical Services Retail Trade Accommodation and Food Services Real Estate and Rental and Leasing Other Services (except Public Administration) Information Arts, Entertainment, and Recreation Management of Companies and Enterprises Agriculture, Forestry, Fishing and Hunting Public Administration Educational Services $- $100 $200 $300 $400 $ in millions MANUFACTURING 40% Asset-based lending 25% Lease financing 17% Term Lending 15% Factoring 3% Other TRANSPORTATION & WAREHOUSING 69% Factoring 21% Term lending 7% Lease Financing 3% Asset-based lending UTILITIES 65% Term lending 24% SBA/USDA 6% Rental equipment, net 5% Other

ASSET QUALITY

Nonperforming Assets ("NPAs")

($ in millions)



0.64%
0.92%
0.58%
0.56%
0.40%
$45.1
$61.8
$44.3
$38.3
$26.8
3Q21
4Q21
1Q22
2Q22
3Q22
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)



1.17%
1.52%
1.16%
0.95%
0.71%
$41.9
$55.9
$43.2
$35.8
$26.6
3Q21
4Q21
1Q22
2Q22
3Q22
Period Ended
NPLs
NPLs / Total Loans

[1] Non-GAAP financial measures, see appendix for reconciliations.

Note: Periods reflect Pathward Financial fiscal year ending September 30

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)



0.32%
0.77%
0.37%
1.25%
0.46%
$2.8
$7.0
$3.4
$11.4
$4.2
3Q21
4Q21
1Q22
2Q22
3Q22
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans

Tax Services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.46% of average loans in 3Q22
  - 0.71% of average loans over last 12 months
- Allowance for credit loss of $75.2 million, or 2.04% of total loans and leases, a 57bps decrease from the prior year.
- When excluding tax reserves, allowance for credit loss of $52.6 million, or 1.44% of total loans and leases, a 15bps decrease from the sequential quarter.
- 2Q22 net charge-offs were higher than historical trends due to charge-offs of two sizable factoring relationships.
- NPAs and NPLs reductions driven by improvements across all portfolios.

Pathward Financial, Inc. (Nasdaq: CASH)
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SECURITIES PORTFOLIO OVERVIEW

Highlights

- As of June 30, 2022, securities comprised ~30% of total assets
- The majority of securities are amortizing which provides cash flow for commercial finance loan growth
- 3Q22 yield on securities: 2.14%
- ~2.2% of total debt securities are held-to-maturity
- Pathward Financial also carries $27.2 million in non-marketable equity securities and $28.8 million in Federal Reserve Bank and FHLB stock
- Approximately 85% of the securities portfolio is guaranteed by US Govt Agencies/GSEs or State Housing bonds backed by US Govt Agency/GSE pools
- 98.7% of securities are rated AA or better[1]

Total Securities ($B) and Yield (%)



$2.0
$2.0
$1.9
$2.1
$2.1
1.62%
1.50%
1.58%
1.83%
2.14%
3Q21
4Q21
1Q22
2Q22
3Q22
Total Securities ($B)
Yield on Securities

Debt Securities Portfolio Breakdown (6/30/2022)



Corporate securities 1.2%
Non-bank qualified obligations of states and political subdivisions 14.2%
SBA securities 4.1%
Obligations of states and political subdivisions 0.1%
Asset-backed securities 8.0%
Mortgage-backed securities 72.4%

Gross Unrealized Gain and Losses by Type

($ in millions)

At June 30, 2022	Last 12 Months Fair Value	Last 12 Months Gross Unrealized (Losses)	Over 12 Months Fair Value	Over 12 Months Gross Unrealized (Losses)	Total Fair Value	Total Gross Unrealized (Losses)
Debt Securities AFS						
Corporate securities	23	(2)	-	-	23	(2)
SBA securities	74	(3)	-	-	74	(3)
Obligations of state/political subdivisions	2	(0)	-	-	2	(0)
Non-bank qualified obligations of states/political subdivisions	238	(15)	3	(0)	241	(15)
Asset-backed securities	97	(6)	62	(6)	159	(12)
Mortgage-backed securities	1,034	(112)	228	(32)	1,261	(144)
Total debt securities AFS	1,468	(138)	294	(38)	1,762	(176)
Debt Securities HTM						
Non-bank qualified obligations of states/political subdivisions	35	(2)	4	(0)	39	(2)
Mortgage-backed securities	3	(0)	-	-	3	(0)
Total debt securities HTM	38	(2)	4	(0)	42	(2)

[1] Includes securities with ratings of AA or better, unrated securities backed by US government agencies (GNMA, SBA, etc.), and unrated securities issued by government-sponsored enterprises (FNMA, FHLMC, etc.)

Note: Periods reflect Pathward Financial fiscal year ending September 30

Pathward Financial, Inc. (Nasdaq: CASH)

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$- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 3Q21 2Q22 3Q22 Payments Tax Services Consumer Lending BaaS CAPABILITIES GENERATE LOW-COST DEPOSITS AND REVENUE 17 BaaS revenue Average Payments Deposits* ($ in billions) 36% 58% 32% % of Total Revenue ($ in millions) *Deposit balances includes stimulus-related deposits as a result of Economic Impact Payments (“EIP”) disbursed in 2021 and 2022. BaaS deposits Pathward Financial, Inc. (Nasdaq: CASH) $6.67 $6.33 $5.56 $2.08 $1.47 $1.39 $0.13 $0.02 $0.02 3Q21 2Q22 3Q22 BaaS Off Balance Sheet EIP Note: Periods reflect Pathward Financial fiscal year ending September 30 `

DIVERSIFIED NONINTEREST INCOME STREAMS Noninterest Income ($M)² Pathward Financial, Inc. (Nasdaq: CASH) 18 YTD22 Revenue Breakdown² YTD22 Noninterest Income Breakdown $172 $185 $223 $240 $271 $291 2017 2018 2019 2020 2021 YTD22¹ . 1 YTD22 is annualized. Annualization excludes one time gain on sale of trademarks, refund transfer product fees, and taxpayer advance product fees. ² See appendix for Non-GAAP financial measures reconciliations. Note: Periods reflect Pathward Financial fiscal year ending September 30 Refund Transfer Product Fees 16% Tax Advance Product Fees 16% Payments Card and Deposit Fees 30% Rental Income 14% Gain on Sale of Trademarks 20% Other Income 4% Highlights • For the nine months ended June 30, 2022, non interest income represented 52% of total operating revenue • Fee income from payments, tax advance and refund transfer, and rental income generate consistent fee income year over year • Total tax services product income, net of losses and direct product expenses, increased 9% to $43.5 million YTD vs same period 2021 NetInterest Income 48% NonInterest Income 52%

OVERVIEW OF DEPOSIT PORTFOLIO 19Pathward Financial, Inc. (Nasdaq: CASH) Highlights Core Deposit Breakdown Cost of Deposits Deposit Breakdown 96.66% 3.17% 0.17% Non Interest Bearing Deposits Interest Bearing Non-Time Deposits Time Deposits 98.7% 98.6% 99.0% 99.8% 99.9% 3Q21 4Q21 1Q22 2Q22 3Q22 0.13% 0.13% 0.24% 0.18% 0.19% 0.01% 0.01% 0.01% 0.01% 0.01% 3Q21 4Q21 1Q22 2Q22 3Q22 Cost of Interest Bearing Deposits (%) Cost of Total Deposits (%) • Low cost of deposits ~1 basis point driven by high levels non- interest bearing deposits (97%) of total deposits • Time deposits make up less than 1% of aggregate deposit composition • Non-interest bearing deposits as percentage of total deposits has increased every year since 2018 from 54.3% in 2018 to 96.7% as of 3Q22 • Pathward has $1.22 billion of off-balance sheet customer deposits in custody at partner banks Note: Periods reflect Pathward Financial fiscal year ending September 30

-10% 5% 20% 35% -100 +100 +200 +300 Parallel Shock Ramp 1 Fixed rate securities, loans and leases are shown for contractual periods. -2,000 0 2,000 4,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ( $ M M ) Period Variance Total Assets Total Liabilities INTEREST RATE RISK MANAGEMENT JUNE 30, 2022 20 2% 25% 10% 63% • Focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk shows asset sensitive balance sheet; net interest income modeled under an instantaneous, parallel rate shock and a gradual parallel ramp. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. • 97.5% of HFI loans are above floor rates • Federal Funds Effective Rate fluctuations also affect fee income generated by deposits held in partner banks and card processing expenses Fixed Rate > 1 Year 12-Month Interest Rate Sensitivity from Base Net Interest Income Earning Asset Pricing Attributes1 Asset/Liability Gap Analysis Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) Pathward Financial, Inc. (Nasdaq: CASH)

CAPITAL AND SOURCES OF LIQUIDITY

REGULATORY CAPITAL AS OF JUNE 30, 2022

At June 30, 2022[1]	Pathward Financial, Inc.	Pathward, N.A.
Tier 1 Leverage	8.23%	8.22%
Common Equity Tier 1	11.87%	12.17%
Tier 1 Capital	12.19%	12.18%
Total Capital	13.44%	13.43%

Pathward remains well-capitalized. Tier 1 Leverage ratios impacted from government stimulus programs during fiscal 2020 and fiscal 2021. Capital levels have returned to a more normalized rate.

Primary & Secondary Liquidity Sources ($ in millions)	
Cash and Cash Equivalents	$155
Unpledged Investment Securities	$250
FHLB Borrowing Capacity	$665
Funds Available through Fed Discount Window	$215
PPP Loan Collateral	$15
Unsecured Lines of Credit	$1,005 - $1,095
Deposit Balances Held at Other Banks	$1,219

Capital Ratio Trends

Tier 1 Leverage Ratio



6.85%
7.83%
7.67%
8.69%
7.39%
8.52%
6.80%
7.79%
8.23%
8.22%
5%
3Q21
4Q21
1Q22
2Q22
3Q22

Total Capital Ratio



16.18%
16.22%
15.45%
15.38%
13.80%
14.16%
14.16%
14.52%
13.44%
13.43%
10%
3Q21
4Q21
1Q22
2Q22
3Q22
Pathward Financial, Inc.
Pathward, N.A.
Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

[1] Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes.
Note: Periods reflect Pathward Financial fiscal year ending September 30

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PRO FORMA CAPITAL STRUCTURE 22Pathward Financial, Inc. (Nasdaq: CASH) Note: For illustrative purposes, assumes $20 million of new subordinated debt less 1.50% spread and $100k of other expenses; assumes 100% of proceeds are included in calculation of leverage assets and assumes 50% risk-weighting Consolidated (As of 6/30/2022) ($ in thousands) Stand-Alone Debt Issued Pro Forma Regulatory Capital Common Equity Tier 1 Capital 526,070 - 526,070 CET1 Adjustments and Deductions 14,038 - 14,038 Tier 1 Capital 540,108 - 540,108 Tier 2 Capital 55,506 19,600 75,106 Total Capital 595,614 19,600 615,214 Total Assets for the Leverage Ratio 6,566,537 19,600 6,586,137 Total Risk-Weighted Assets 4,430,426 9,800 4,440,226 Holding Company Capital Ratios Tier 1 Leverage Ratio 8.23% 8.20% CET 1 Ratio 11.87% 11.85% Tier 1 Capital Ratio 12.19% 12.16% Total RBC Ratio 13.44% 13.86%

DOUBLE LEVERAGE AND INTEREST COVERAGE

Double Leverage *($ in Thousands)*	Fiscal Year Ended: September 30, 2018	2019	2020	2021	2022Q3	Pro Forma 2022Q3
Equity Investment In Subsidiaries	823,216	933,196	933,842	956,995	738,446	753,146
HoldCo Consolidated Equity	747,726	843,958	847,308	871,884	724,109	724,109
Double Leverage Ratio	110%	111%	110%	110%	102%	104%

Illustrative Pro Forma HoldCo Interest Coverage *($ in Thousands)*	Fiscal Year Ended: September 30, 2018	2019	2020	2021	2022Q3	Pro Forma 2022Q3[1]
Deposit Expense (A)	15,163	46,648	22,616	1,593	94	376
Other Interest (B)	12,822	14,874	11,187	5,270	1,661	6,644
Interest Expense before New Debt (C = A + B)	27,985	61,522	33,803	6,863	1,755	7,020
Pre-Tax Income (D)	57,410	97,942	115,005	156,446	30,797	123,188
Income Available to Service Interest (E = C + D)	85,395	159,464	148,808	163,309	32,552	130,208
Interest Coverage (F = E / C) - Including Deposit Expense	3.1x	2.6x	4.4x	23.8x	18.5x	18.5x
Assumed New Subordinated Debt Expense (G)	**1,325**	**1,325**	**1,325**	**1,325**	**331**	**1,325**
Income Available to Service All Interest (E)	85,395	159,464	148,808	163,309	32,552	130,208
Total Pro Forma Debt Interest Expense (H = E + G)	29,310	62,847	35,128	8,188	2,086	8,345
Pro Forma Interest Coverage (I = E / H) - Including Deposit Expense	2.9x	2.5x	4.2x	19.9x	15.6x	15.6x
Income Available to Service Non-Deposit Interest (J = E - A)	70,232	112,816	126,192	161,716	32,458	129,832
Interest Expense for Non Deposit Interest (K = C - A + G)	14,147	16,199	12,512	6,595	1,992	7,969
Pro Forma Interest Coverage (K = I / J) - Excluding Deposit Expense	5.0x	7.0x	10.1x	24.5x	16.3x	16.3x

[1] 3Q22 is annualized

Note: For illustrative purposes, assumes $20 million of new subordinated debt less 1.50% spread and $100k of other expenses; assumes $14.7M in equity downstreamed to the Bank; illustratively assumes 6.625% interest rate on subordinated debt. Periods reflect Pathward Financial fiscal year ending September 30.

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23

APPENDIX 24Pathward Financial, Inc. (Nasdaq: CASH)

SUMMARY FINANCIAL RESULTS

THIRD QUARTER ENDED JUNE 30, 2022

INCOME STATEMENT

($ in thousands, except per share data)	3Q21	2Q22	3Q22
Net interest income	68,475	83,800	72,151
Provision for credit losses	4,612	32,302	(1,302)
Total noninterest income	62,453	109,766	53,994
Total noninterest expense	81,523	103,160	96,650
Net income before taxes	44,793	58,104	30,797
Income tax expense (benefit)	4,934	8,002	6,958
Net income before non-controlling interest	39,859	50,102	23,839
Net income (loss) attributable to non-controlling interest	1,158	851	1,448
Net income attributable to parent	**38,701**	**49,251**	**22,391**
Less: Allocation of earnings to participating securities[1]	729	815	377
Net income attributable to common shareholders[1]	37,972	48,436	22,014
Earnings per share, diluted	**$1.21**	**$1.66**	**0.76**
Average diluted shares	31,338,947	29,224,362	28,868,136

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $126.1 million, a 4% decrease compared to $130.9 million for the same quarter in fiscal 2021.

- *Net interest income was $72.2 million, a $3.7 million increase compared to $68.5 million in the prior year, mainly due to investment interest income, an improved earning asset mix and increased loan balances.*
- *Gain on sale of loans and leases down $4.8 million from prior year, due to lower sales volumes stemming from supply chain constraints in the solar construction market.*
- *Payments card and deposit fee income reduced $4.5 million primarily due to elevated government stimulus-related activity in the prior year.*
- *Tax season product fee income decreased $2.7 million compared to the prior year, due largely to the delayed start in last year's tax season.*

Noninterest expense of $96.7 million, an increase of 19% compared to $81.5 million for the fiscal 2021 third quarter.

- *The increase in expense was primarily driven by compensation expense, consulting expense and card processing.*
- *Expenses for the third quarter of fiscal 2022 included $3.4 million related to rebranding and $3.1 million related to separation agreements, and $1.2 million in expenses related to non-renewal of tax partner agreements. Up 9% when excluding these one-time expenses.*

Note: Periods reflect Pathward Financial fiscal year ending September 30

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25

BALANCE SHEET HIGHLIGHTS

THIRD QUARTER ENDED JUNE 30, 2022

BALANCE SHEET

($ in thousands)	PERIOD ENDING 3Q21	2Q22	3Q22
Cash and cash equivalents	720,243	237,680	157,260
Investments	1,981,852	2,090,765	2,000,400
Loans held for sale	87,905	31,410	67,571
Loans and leases (HFI)[1]	3,496,670	3,730,190	3,688,566
Allowance for credit losses	(91,208)	(88,552)	(75,206)
Other assets	856,350	885,746	889,587
Total assets	**7,051,812**	**6,887,239**	**6,728,178**
Total deposits	5,888,871	5,829,886	5,710,799
Total borrowings	93,634	91,386	16,616
Other liabilities	192,674	202,561	275,989
Total liabilities	**6,175,179**	**6,123,833**	**6,003,404**
Total stockholders' equity	876,633	763,406	724,774
Total liabilities and stockholders' equity	7,051,812	6,887,239	6,728,178
Loans (HFI) / Deposits	59 %	64 %	65 %
Net Interest Margin	3.75 %	4.80 %	4.76 %
Return on Average Assets	1.90 %	2.49 %	1.32 %
Return on Average Equity	18.07 %	24.16 %	11.93 %

The effects of government stimulus programs have had a significant impact on the Company's balance sheet. These programs include EIP, enhanced unemployment benefits that flow through to existing prepaid card programs, and Paycheck Protection Program ("PPP") loans.

[1]Includes $143.3 million, $43.0 million, and $21.1 million of PPP loans in 3Q21, 2Q22, and 3Q22, respectively.

Note: Periods reflect Pathward Financial fiscal year ending September 30

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MANAGEMENT OVERVIEW 27 Brett Pharr Chief Executive Officer and Director Glen Herrick EVP and Chief Financial Officer Charles Ingram EVP and Chief Technology & Product Officer Sonja Theisen EVP, Governance, Risk, & Compliance Executive Leadership Team Douglas J. Hajek Chair of the Board Elizabeth G. Hoople Director Michael R. Kramer Director Frederick V. Moore Director Ronald D. McCray Director Board of Directors Becky S. Shulman Vice-Chair of the Board Lizabeth H. Zlatkus Director Kendall E. Stork Director Anthony Sharett President Nadia Dombrowski EVP and Chief Legal Officer Pathward Financial, Inc. (Nasdaq: CASH)

EXECUTIVE LEADERSHIP 28 Brett Pharr Chief Executive Officer and Director Brett Pharr is the Chief Executive Officer of Pathward Financial, Inc. Prior to being appointed to his current role in October 2021, Brett was Co-President and Chief Operating Officer since June 2020 and Executive Vice President, Group Head of Governance, Risk and Compliance since February 2019. Before joining Pathward, Brett served as Senior Risk Director at Citizens Bank in the Consumer Division where he built a best practice enterprise risk organization and culture that enhanced competitive advantage, solidified brand identity, and increased shareholder confidence. Prior to Citizens Bank, Brett worked for 32 years at Bank of America holding roles in the Commercial and Consumer lines of business, Business Transformation, Mergers and Acquisitions and risk. He received a Bachelor of Science in Finance from Freed-Hardeman University and an MBA from Bristol University. Glen Herrick EVP and Chief Financial Officer Glen Herrick is the Executive Vice President and Chief Financial Officer of Pathward Financial, Inc. Prior to joining the Company in 2013, Glen spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including as CFO of Wells Fargo’s student loan division. Glen holds a Bachelor of Science in Engineering Management from the United States Military Academy at West Point, N.Y. and a MBA from the University of South Dakota in Vermillion, S.D. He also graduated from the Stonier Graduate School of Banking. Anthony Sharett President Anthony Sharett is the President of Pathward Financial, Inc. Prior to being appointed to his current role in October 2021, Anthony was Executive Vice President, Chief Legal and Compliance Officer, Corporate Secretary since June 2020 and Executive Vice President, General Counsel and Corporate Secretary since September 2019. Before joining Pathward, Anthony held legal and business unit leadership positions at Nationwide Mutual Insurance Company, including as President of Nationwide Pet Insurance and Interim President for Nationwide Bank. Previously, Anthony was a partner at BakerHostetler where he was the national co-leader of the firm’s Financial Services Practice Group. He holds a J.D. from The Ohio State University, Moritz College of Law and received his undergraduate degree from Ball State University in Political Science. Anthony serves on various nonprofit and advisory boards and is a member of Greater Phoenix Leadership. Pathward Financial, Inc. (Nasdaq: CASH)

EXECUTIVE LEADERSHIP (CONTINUED) 29Pathward Financial, Inc. (Nasdaq: CASH) Charles Ingram EVP and Chief Technology & Product Officer Charles Ingram is the Executive Vice President and Chief Technology & Product Officer of Pathward Financial, Inc. Prior to being appointed to his current role in October 2021, Charles was Executive Vice President, Chief Information Officer since March 2020. Before joining Pathward, Charles served as Chief Product Officer at Nextiva, Vice President of Information Technology at PetSmart, and led Technology Innovation and Enterprise Architecture at Yum Brands. Previously, he was employed at Pfizer Pharmaceuticals and Wachovia Bank serving in various global technology leadership roles across numerous divisions. Charles holds a bachelor's degree in Computer Science and Business Administration from Furman University and an MBA from Wake Forest University. Sonja Theisen EVP, Governance, Risk, & Compliance Sonja Theisen is the Executive Vice President, Governance, Risk, & Compliance of Pathward Financial, Inc. Before being appointed to her current role in October 2021, Sonja was Senior Vice President, Chief of Staff since February 2021, Senior Vice President, Chief Accounting Officer since September 2016, and Senior Vice President, Controller since December 2013. Prior to joining Pathward, Sonja held various positions at Great Western Bank from November 2010 to December 2013, including as Senior Vice President, Finance Operations. Previously, Sonja was an Audit Manager at Eide Bailly, LLC and KPMG LLC. She holds a Bachelor of Arts in Accounting and Masters of Public Accounting from the University of South Dakota and is a Certified Public Accountant. Nadia Dombrowski EVP and Chief Legal Officer Nadia Dombrowski is the Executive Vice President and Chief Legal Officer of Pathward Financial, Inc. as of her appointment in January 2022. Before joining Pathward, Nadia was the Senior Vice President and General Counsel of Safrapay. Previously, from November 2015 through January 2020, Nadia was the Senior Vice President, General Counsel and Corporate Secretary for Community Federal Savings Bank. Nadia has also held senior legal leadership roles at MasterCard Worldwide, Bank of America, Global Realty Outsourcing, ICR Inc., and hyperWALLET Systems. In addition, Nadia was a partner at Davis Wright Tremaine LLP in the Financial Services and Payments practice groups. She is a Fulbright and Rotary International Scholar, and received her J.D. from Columbia University School of Law and her undergraduate degree from Dartmouth College.

jdw BOARD OF DIRECTORS 30Pathward Financial, Inc. (Nasdaq: CASH) Douglas J. Hajek Chair of the Board Douglas J. Hajek is Chairman of the Board of Directors of Pathward Financial, Inc. He is a lawyer concentrating in corporate and financial services matters with over thirty years of experience and practices with the law firm of Davenport, Evans, Hurwitz & Smith, LLP. Previously, Hajek held management positions in commercial banking at U.S. Bank and two independent banks. Hajek serves as vice chair of the South Dakota Building Authority and is a member of the Finance Council of the Catholic Diocese of Sioux Falls. Hajek graduated from South Dakota State University (B.S.), the University of Northern Colorado (M.A.), and the University of South Dakota School of Law. Elizabeth G. Hoople Director Elizabeth G. Hoople is a member of the Board of Directors of Pathward Financial, Inc. Hoople currently works as a financial services consultant with Bank On Marketing, a consulting firm she formed in March 2013, specializing in business strategy, marketing and payments product development. Until March 2013, she served as head of marketing for Wells Fargo for 15 years and holds several patents for developing “My Spending Report,” an online personal financial and budgeting tool for wellsfargo.com. Hoople previously held management positions with Providian Financial and also with Citigroup, at which she introduced the world’s first major Photocard product. She holds a bachelor’s degree from Bowling Green State University in Ohio. Michael R. Kramer Director Michael R. Kramer is a member of the Board of Directors of Pathward Financial, Inc. Since 2004, Kramer has been a member at the law firm Dickinson Wright, PLLC, legal counsel to Crestmark. Prior to that, Kramer was a senior partner at Miro Weiner & Kramer from 1995 to 2004. He has been a lawyer since 1968, concentrating on corporate, real estate and banking and financial services matters. Kramer received a B.A. in Business from Miami University and a J.D. from Wayne State University Law School. Kramer previously served as Chairman of the Board of Trustees for Oakland University in Rochester, Michigan.

BOARD OF DIRECTORS (CONTINUED) 31Pathward Financial, Inc. (Nasdaq: CASH) Frederick V. Moore Director Frederick V. Moore is a member of the Board of Directors of Pathward Financial, Inc. Moore has served as an Executive Search Consultant with AGB Search since July 2017. He also serves on the Executive Advisory Board of Campus Works, a company that provides consultation technology-based services to higher education, a post he has held since July 2017. Moore served as President of Buena Vista University in Storm Lake, Iowa from 1995 until June 2017, when he was named President Emeritus. Moore is an attorney who holds a J.D. with Honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill. He worked in corporate America as a strategic planner, financial analyst, and marketing executive. Ronald D. McCray Director Ronald D. McCray is a member of the Board of Directors of Pathward Financial, Inc. McCray is an advisor at RLJ Equity Partners, a private equity firm. Previously, from 2014 to 2016, McCray was Chairman, and from 2015 to 2016 Chairman, Interim President and Chief Executive Officer of Career Education Corporation (now Perdoceo Education Corporation). From 2007 to 2009 he was Chief Administrative Officer at NIKE, Inc. Prior to that, from 1987 to 2007, McCray served in various roles as a lawyer at Kimberly Clark Corporation, including as SVP, Law and Government Affairs and Chief Compliance Officer. McCray is on the Board of Directors of Dallas News Corporation and PowerSchool, LLC. McCray also serves as vice chairman of the board of trustees of Cornell University. He received his undergraduate degree in Government from Cornell University, and his J.D. from Harvard Law School. Becky S. Shulman Vice-Chair of the Board Becky S. Shulman is the Vice-Chair of the Board of Directors of Pathward Financial, Inc. Shulman is the President and Chief Operating Officer of Card Compliant, LLC, a compliance specialty company serving the prepaid and stored value card industry, headquartered in Kansas City, Missouri. Prior to joining Card Compliant in 2012, Shulman held several executive positions in the financial services and tax industries, including CFO and Treasurer of H&R Block, Inc. and Deputy CFO of LPL Financial. She also served on the Board of Directors of H&R Block Bank from 2009 until its sale in 2015 and previously held the position of Chief Investment Officer of U.S. Central Credit Union. Shulman graduated from Eastern Illinois University with a B.S. degree in Computer Management and received her MBA from the University of Illinois.

BOARD OF DIRECTORS (CONTINUED) 32Pathward Financial, Inc. (Nasdaq: CASH) Lizabeth H. Zlatkus Director Lizabeth H. Zlatkus is a member of the Board of Directors of Pathward Financial, Inc. From 1983 until her retirement in 2011, Zlatkus held various executive positions at The Hartford Financial Services Group, including Chief Financial Officer and Chief Risk Officer, as well as Co-President of Hartford Life Insurance Companies. Zlatkus serves on the Boards of Directors of Axis Capital Holdings, Limited and SE-2, a privately held technology services company. She most recently served as Director of Boston Private Financial Holdings, Inc. from July 2015-July 2021. BPFH was sold to Silicon Valley Bank. Zlatkus graduated with distinction from The Pennsylvania State University in 1982 with a B.S. in Accounting. Kendall E. Stork Director Kendall E. Stork is a member of the Board of Directors of Pathward Financial, Inc. In 2016, Stork retired as Sioux Falls Site President for Citibank, a position he held for 17 years. He was previously the President and CEO of Citibank, South Dakota where he served for 12 years as a Board Member, seven of those as Chair. Stork graduated from the University of Nebraska – Lincoln with a Bachelor’s degree in Business with an emphasis in Accounting.

OTHER BUSINESS DEVELOPMENTS THIRD QUARTER ENDED JUNE 30, 2022 33Pathward Financial, Inc. (Nasdaq: CASH) • On July 13, 2022, the Company announced it was changing its name to Pathward Financial, Inc.TM, and its bank subsidiary, MetaBank, N.A., was changing its name to PathwardTM, N.A. – Certain changes were made immediately, with a full transition to Pathward expected by the end of this calendar year, including the launch of a new brand identity and website. The Company will continue to serve its customers under existing brand names during the transition. – The Company recognized $3.4 million of pre-tax expenses related to rebranding efforts during the third quarter of fiscal 2022 and $6.2 million fiscal year to date. The Company estimates total rebranding expenses will range between $15 million to $20 million. – More information can be found at www.pathwardfinancial.com • As part of the Company's priority to work with partners who offer their customers a broader suite of capabilities and multi- product solutions that it provides, the Company will not be renewing its agreements with Liberty Tax and Jackson Hewitt. This change is expected to boost operational efficiencies over time. Taxpayer advance volumes are expected to be reduced by approximately 30% next year. No significant impact is anticipated to refund transfer volumes. During the third quarter, the Company recognized $1.2 million of pre-tax one-time partner termination related expenses.

2022 TAX SEASON RECAP

Refund advances ("RAs") and refund-transfers ("RTs") leverage banking-as-a-service ("BaaS") infrastructure and are core to our Pathward mission, as they allow consumers quicker access to their money.

- RA originations of $1.83 billion compared to $1.79 billion in the 2021 tax season.
  - Customer appetite for refund advances tempered in the 2022 tax season by remaining government stimulus funds.
  - *Approximate average loan size of $1,263 compared to $1,323 in 2021.*
- RT volumes and RT product income for the overall tax season are expected to end higher than last year.

Tax Season ramps up during the first fiscal quarter, peaks during the second fiscal quarter, and wraps up during the third fiscal quarter. As a result, the Company believes performance for the nine months ended June 30th is a better reflection on the overall performance for tax season as it alleviates timing differences between quarters. However, delays experienced in the 2021 tax season caused some additional amounts of revenues and expenses to be recognized in the third and fourth fiscal quarters.

TAX SERVICES ECONOMICS	Three Months Ended			Nine Months Ended		
($ in millions)	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
Net interest income (expense)	0.05	0.61	(91%)	3.39	1.03	229%
Tax advance product income	(0.02)	0.89	(102%)	40.51	47.41	(15%)
RT product income	10.29	12.07	(15%)	38.67	35.40	9%
Total revenue	**10.32**	**13.57**	**(24%)**	**82.57**	**83.84**	**(2%)**
Total expense	2.43	2.41	1%	11.01	11.18	(1%)
Provision for credit losses	(0.17)	4.69	(104%)	28.09	32.82	(14%)
Net income, pre-tax	**8.06**	**6.47**	**25%**	**43.47**	**39.85**	**9%**
Total refund advance originations	-	-		$1,834	$ 1,793	2%
Approximate loss rate[1] (9 months)				1.67 %	1.83 %	

[1] Approximate loss rate calculated by taking provision for loan & lease losses divided by total refund advance originations. FY22 value excludes large recovery in Q1 for FY21 season.

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34

NON-GAAP FINANCIAL MEASURES 35 This Confidential Investor Presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s financial performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations and enhance comparability of results with prior periods. Please see “Non-GAAP Reconciliation” in this appendix to this Confidential Investor Presentation for a reconciliation to the nearest GAAP financial measure. Pathward Financial, Inc. (Nasdaq: CASH)

NON-GAAP RECONCILIATION

Adjusted Net Income and Adjusted Earnings Per Share

($ in thousands, except per share data)	For the quarter ended			For the nine months ended	
	3Q21	**2Q22**	**3Q22**	**3Q21**	**3Q22**
Net income to Common - GAAP	**38,701**	**49,251**	**22,391**	**125,805**	**132,966**
Less: Gain on sale of trademarks	-	-	-	-	50,000
Add: Rebranding Expenses	-	2,819	3,427	-	6,249
Add: Separation related expenses	1,161	878	3,116	2,509	4,080
Add: Income tax effect	(290)	(930)	(1,677)	(627)	9,965
Adjusted Net Income	39,572	52,018	27,257	127,687	103,260
Less: Allocation of earnings to participating securities[1]	746	861	458	2,447	1,682
Adjusted net income attributable to common shareholders	**38,826**	**51,157**	**26,799**	**125,240**	**101,578**
Adjusted earnings per common share, diluted	**$1.24**	**$1.75**	**$0.93**	**$3.93**	**$3.45**
Average diluted shares	31,338,947	29,224,362	28,868,136	31,900,597	29,454,586

[1] Amounts presented are used in the two-class earnings per common share calculation.

Note: Periods reflect Pathward Financial fiscal year ending September 30
Pathward Financial, Inc. (Nasdaq: CASH)

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1 Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. 37 For the quarter ended ($ in thousands) Jun 30, 2021 Sep 30, 2021 Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Net Charge-offs 12,333 31,753 1,129 11,226 12,198 Less: Tax services net charge-offs 9,488 24,798 (2,313) (183) 7,992 Adjusted Net Charge-offs 2,845 6,955 3,442 11,409 4,206 Quarterly Average Loans and Leases 3,618,733 3,646,312 3,706,975 4,244,644 3,747,631 Less: Quarterly Average Tax Services Loans 91,804 31,174 33,604 594,166 62,934 Adjusted Quarterly Average Loans and Leases 3,526,929 3,609,138 3,673,371 3,650,478 3,684,697 Annualized NCOs/Average Loans and Leases 1.36% 3.48% 0.12% 1.06% 1.30% Adjusted Annualized NCOs/Adjusted Average Loans and Leases1 0.32% 0.77% 0.37% 1.25% 0.46% Pathward Financial, Inc. (Nasdaq: CASH) NON-GAAP RECONCILIATION Adjusted Annualized NCOs and Adjusted Loans and Leases

NON-GAAP RECONCILIATION 38Pathward Financial, Inc. (Nasdaq: CASH) For the last twelve months ended ($ in thousands) Jun 30, 2021 Sep 30, 2021 Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Noninterest Expense - GAAP 330,352 343,683 353,544 360,733 375,860 Net Interest Income 272,837 278,991 284,605 294,555 298,231 Noninterest Income 262,111 270,903 312,039 308,352 299,893 Total Revenue: GAAP 534,948 549,894 596,644 602,907 598,124 Efficiency Ratio, LTM 61.75% 62.50% 59.26% 59.83% 62.84% For the last twelve months ended ($ in thousands) Jun 30, 2021 Sep 30, 2021 Dec 31, 2021 Mar 31, 2022 Jun 30, 2022 Noninterest Expense - GAAP 330,352 343,683 353,544 360,733 375,860 Less: Rebranding Expenses - - 3 2,822 6,249 Adjusted noninterest Expense 330,352 343,683 353,541 357,911 369,611 Net Interest Income 272,837 278,991 284,605 294,555 298,231 Noninterest Income 262,111 270,903 312,039 308,352 299,893 Less: Gain on sale of trademarks - - 50,000 50,000 50,000 Total Adjusted Revenue 534,948 549,894 546,644 552,907 548,124 Efficiency Ratio, LTM 61.75% 62.50% 64.67% 64.73% 67.43% Efficiency Ratio Adjusted Efficiency Ratio

NON-GAAP RECONCILIATION

Efficiency Ratio

($ in thousands)	For the last twelve months ended Sep 30, 2017	Sep 30, 2018	Sep 30, 2019	Sep 30, 2020	Sep 30, 2021	Year to Date Jun 30, 2022
Noninterest Expense – GAAP	199,663	228,232	333,160	319,051	343,683	282,246
Net Interest Income	93,230	130,549	264,207	259,038	278,991	227,564
Noninterest Income	172,172	184,525	222,545	239,794	270,903	250,351
Total Revenue: GAAP	**265,402**	**315,074**	**486,752**	**498,832**	**549,894**	**477,915**
Efficiency Ratio	75.23%	72.44%	68.45%	63.96%	62.50%	59.06%

ROATCE

($ in thousands)	For the last twelve months ended Sept 30, 2017	Sept 30, 2018	Sept 30, 2019	Sept 30, 2020	Sept 30, 2021	Year to Date Jun 30, 2022
Amortization Expense	12,362	9,641	17,711	10,997	8,545	5,188
Intangible Impairment	10,248	18	0	0	0	0
Goodwill Impairment	0	0	0	0	0	0
Amortization of Intangible & Goodwill Impairment	22,610	9,659	17,711	10,997	8,545	5,188
Statutory Corporate Tax Rate	35%	21%	21%	21%	21%	21%
Net Income	44,917	51,620	94,626	102,306	139,010	135,247
Net Income attributable to non-controlling interest	0	673	4,312	4,624	4,037	2,281
Net Income Available to Common Shareholders	**44,917**	**50,947**	**90,314**	**97,682**	**134,973**	**$132,966**
Avg Common Equity	401,162	479,090	799,767	825,501	844,550	795,339
Avg Intangibles	152,406	175,739	367,463	356,541	346,725	339,861
Avg Tangible Common Equity	**248,757**	**303,350**	**432,304**	**468,961**	**497,825**	**$455,478**
Annualization Factor	1.00	1.00	1.00	1.00	1.00	1.33
ROATCE	23.96%	19.53%	25.68%	24.18%	29.82%	40.12%

Note: Periods reflect Pathward Financial fiscal year ending September 30

Pathward Financial, Inc. (Nasdaq: CASH)
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